CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Bright Minds Biosciences Ltd.
Consulting Agreement

THIS CONSULTING AGREEMENT (the "Agreement") is made and entered into as of August 15th 2020 (the "Effective Date"), by and between Bright Minds Biosciences Ltd., Royal Centre, 1055 W Georgia St #1500, Vancouver, BC V6E 4N7 (the "Company"), and, Arina Zhukova an individual with an address at "****" (the "Advisor"). The Company and the Advisor may be referred to herein individually as "Party" or collectively, as "Parties."

RECITAL

As part of its ongoing program of research and development, the Company desires to retain distinguished scientists and other qualified individuals to advise the Company with respect to its intellectual property strategy and to assist it in the research, development and analysis of the Company's biological technology and products. In furtherance thereof, the Company desires to retain Advisor as described below, and the Company and Advisor desire to enter into this Agreement to affect such retention.

AGREEMENT

In consideration of the mutual covenants set forth below, the Parties hereby agree as follows:

1. CONSULTING SERVICES. COMMENCING AS OF THE EFFECTIVE DATE, THE COMPANY HEREBY RETAINS ADVISOR, AND ADVISOR HEREBY AGREES TO SERVE, AS A CONSULTANT TO THE COMPANY. THE SERVICES TO BE PROVIDED BY ADVISOR HEREUNDER ARE REFERRED TO COLLECTIVELY HEREIN AS THE "SERVICES." ADVISOR'S CONSULTATION WITH THE COMPANY WILL INVOLVE SERVICES SUCH AS PUBLIC RELATIONS AND CONTENT CREATION ADVISOR FOR COMPANY AND SENIOR TEAM AS NEEDED WITH RESPECT TO THE FIELD OF PUBLIC RELATIONS AND EXTRAORDINARY SKILLS AND KNOWLEDGE THAT ADVISOR POSSESSES IN THE FIELD.

2. Compensation.

As compensation for performing the Services, the Company shall "****".

3. INDEPENDENT CONTRACTOR. THE PARTIES UNDERSTAND AND AGREE THAT ADVISOR IS AN INDEPENDENT CONTRACTOR AND NOT AN EMPLOYEE OF THE COMPANY. ADVISOR HAS NO AUTHORITY TO OBLIGATE THE COMPANY BY CONTRACT OR OTHERWISE. ADVISOR WILL NOT BE ELIGIBLE FOR ANY EMPLOYEE BENEFITS, NOR WILL THE COMPANY MAKE DEDUCTIONS FROM ADVISOR'S FEES FOR TAXES (EXCEPT AS OTHERWISE REQUIRED BY APPLICABLE LAW OR REGULATION). ANY TAXES IMPOSED ON ADVISOR DUE TO ACTIVITIES PERFORMED HEREUNDER WILL BE THE SOLE RESPONSIBILITY OF ADVISOR.

5. RECOGNITION OF COMPANY'S RIGHTS; NONDISCLOSURE. ADVISOR RECOGNIZES THAT THE COMPANY IS ENGAGED IN A CONTINUOUS PROGRAM OF RESEARCH AND DEVELOPMENT RESPECTING ITS PRESENT AND FUTURE BUSINESS ACTIVITIES. ADVISOR AGREES AS FOLLOWS:

5.1 AT ALL TIMES DURING THE TERM OF ADVISOR'S ASSOCIATION WITH THE COMPANY AND THEREAFTER, ADVISOR WILL HOLD IN STRICTEST CONFIDENCE AND WILL NOT DISCLOSE, USE, LECTURE UPON OR PUBLISH ANY OF THE COMPANY'S PROPRIETARY INFORMATION (DEFINED BELOW), EXCEPT TO THE EXTENT SUCH DISCLOSURE, USE OR PUBLICATION MAY BE REQUIRED IN DIRECT CONNECTION WITH ADVISOR'S PERFORMING REQUESTED SERVICES FOR THE COMPANY, IS EXPRESSLY AUTHORIZED IN WRITING BY AN OFFICER OF THE COMPANY, OR IS REQUIRED BY LAW.

5.2 THE TERM "PROPRIETARY INFORMATION" SHALL MEAN ANY AND ALL TRADE SECRETS, CONFIDENTIAL KNOWLEDGE, KNOW-HOW, DATA OR OTHER PROPRIETARY INFORMATION OR MATERIALS OF THE COMPANY. BY WAY OF ILLUSTRATION BUT NOT LIMITATION, PROPRIETARY INFORMATION INCLUDES: (I) INVENTIONS, IDEAS, SAMPLES, PROTOTYPES, DEVICES, NEW MOLECULE FORMULATIONS AND BIO MATERIALS, AND PROCEDURES FOR PRODUCING ANY SUCH ITEMS, AS WELL AS DATA, KNOW-HOW, IMPROVEMENTS, INVENTIONS, DISCOVERIES, DEVELOPMENTS, DESIGNS AND TECHNIQUES; (II) INFORMATION REGARDING PLANS FOR RESEARCH, DEVELOPMENT, NEW PRODUCTS, MARKETING AND SELLING ACTIVITIES, BUSINESS MODELS, BUDGETS AND UNPUBLISHED FINANCIAL STATEMENTS, LICENSES, PRICES AND COSTS, SUPPLIERS AND POTENTIAL CUSTOMERS; AND (III) INFORMATION REGARDING THE SKILLS AND COMPENSATION OF EMPLOYEES OR OTHER CONSULTANTS OF THE COMPANY. THE PRECEDING OBLIGATIONS OF ADVISOR OF NONDISCLOSURE AND THE LIMITATION UPON THE RIGHT TO USE THE PROPRIETARY INFORMATION SHALL NOT APPLY TO THE EXTENT THAT ADVISOR CAN DEMONSTRATE BY SUITABLE PHYSICAL EVIDENCE THAT THE PROPRIETARY INFORMATION: (A) WAS IN THE POSSESSION OR CONTROL OF ADVISOR PRIOR TO THE TIME OF DISCLOSURE HEREUNDER; OR (B) WAS INDEPENDENTLY DEVELOPED BY EMPLOYEES OF ADVISOR OR ITS AFFILIATED COMPANIES, WHO HAD NO KNOWLEDGE OF THE INFORMATION; OR (C) AT THE TIME OF DISCLOSURE WAS, OR THEREAFTER BECOMES, PUBLIC KNOWLEDGE THROUGH NO FAULT OR OMISSION OF ADVISOR; OR (D) WAS LAWFULLY OBTAINED BY ADVISOR FROM A THIRD PARTY UNDER NO OBLIGATION OF CONFIDENTIALITY TO COMPANY.

5.3 IN ADDITION, ADVISOR UNDERSTANDS THAT THE COMPANY HAS RECEIVED AND IN THE FUTURE WILL RECEIVE FROM THIRD PARTIES CONFIDENTIAL OR PROPRIETARY INFORMATION ("THIRD PARTY INFORMATION") SUBJECT TO A DUTY ON THE COMPANY'S PART TO MAINTAIN THE CONFIDENTIALITY OF SUCH INFORMATION AND TO USE IT ONLY FOR CERTAIN LIMITED PURPOSES. DURING THE TERM OF ADVISOR'S ASSOCIATION AND THEREAFTER, ADVISOR WILL HOLD THIRD PARTY INFORMATION IN THE STRICTEST CONFIDENCE AND WILL NOT DISCLOSE OR USE THIRD PARTY INFORMATION, EXCEPT IN CONNECTION WITH ADVISOR'S PERFORMING REQUESTED SERVICES FOR THE COMPANY, AS EXPRESSLY AUTHORIZED IN WRITING BY AN OFFICER OF THE COMPANY, OR IS REQUIRED BY LAW.

9. NO IMPROPER USE OF MATERIALS. ADVISOR AGREES NOT TO BRING TO THE COMPANY OR TO USE IN THE PERFORMANCE OF SERVICES FOR THE COMPANY ANY MATERIALS OR DOCUMENTS OF A PRESENT OR FORMER EMPLOYER OF ADVISOR, OR ANY MATERIALS OR DOCUMENTS OBTAINED BY ADVISOR FROM A THIRD PARTY UNDER A BINDER OF CONFIDENTIALITY, UNLESS SUCH MATERIALS OR DOCUMENTS ARE GENERALLY AVAILABLE TO THE PUBLIC OR ADVISOR HAS AUTHORIZATION FROM SUCH PRESENT OR FORMER EMPLOYER OR THIRD PARTY FOR THE POSSESSION AND UNRESTRICTED USE OF SUCH MATERIALS. ADVISOR UNDERSTANDS THAT ADVISOR IS NOT TO BREACH ANY OBLIGATION OF CONFIDENTIALITY THAT ADVISOR HAS TO PRESENT OR FORMER EMPLOYERS OR CLIENTS, AND AGREES TO FULFILL ALL SUCH OBLIGATIONS DURING THE TERM OF THIS AGREEMENT.

10. TERM AND TERMINATION.

10.1 THIS AGREEMENT, AND ADVISOR'S SERVICES HEREUNDER, SHALL COMMENCE "****".

10.2 "****".

10.3 THE OBLIGATIONS SET FORTH IN ARTICLES 2, 5, 6, 7 AND 10 THROUGH 16 WILL SURVIVE ANY TERMINATION OR EXPIRATION OF THIS AGREEMENT. UPON TERMINATION OF THIS AGREEMENT, ADVISOR WILL PROMPTLY DELIVER TO THE COMPANY ALL DOCUMENTS AND OTHER MATERIALS OF ANY NATURE PERTAINING TO THE SERVICES, TOGETHER WITH ALL DOCUMENTS AND OTHER ITEMS CONTAINING OR PERTAINING TO ANY PROPRIETARY INFORMATION.

11. ASSIGNMENT. THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO SHALL BIND AND INURE TO THE BENEFIT OF THEIR RESPECTIVE SUCCESSORS, HEIRS, EXECUTORS AND ADMINISTRATORS, AS THE CASE MAY BE; PROVIDED THAT, AS THE COMPANY HAS SPECIFICALLY CONTRACTED FOR ADVISOR'S SERVICES, ADVISOR MAY NOT ASSIGN OR DELEGATE ADVISOR'S OBLIGATIONS UNDER THIS AGREEMENT EITHER IN WHOLE OR IN PART WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMPANY. THE COMPANY MAY ASSIGN ITS RIGHTS AND OBLIGATIONS HEREUNDER TO ANY PERSON OR ENTITY THAT SUCCEEDS TO ALL OR SUBSTANTIALLY ALL OF THE COMPANY'S BUSINESS. ANY ASSIGNMENT NOT IN ACCORDANCE WITH THIS SECTION 11 SHALL BE VOID.

12. LEGAL AND EQUITABLE REMEDIES. BECAUSE ADVISOR'S SERVICES ARE PERSONAL AND UNIQUE AND BECAUSE ADVISOR MAY HAVE ACCESS TO AND BECOME ACQUAINTED WITH THE PROPRIETARY INFORMATION OF THE COMPANY, THE COMPANY SHALL HAVE THE RIGHT TO ENFORCE THIS AGREEMENT AND ANY OF ITS PROVISIONS BY INJUNCTION, SPECIFIC PERFORMANCE OR OTHER EQUITABLE RELIEF WITHOUT PREJUDICE TO ANY OTHER RIGHTS AND REMEDIES THAT THE COMPANY MAY HAVE FOR A BREACH OF THIS AGREEMENT.

13. GOVERNING LAW; SEVERABILITY. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED ACCORDING TO THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARDS TO CONFLICTS OF LAWS RULES. IF ANY PROVISION OF THIS AGREEMENT IS FOUND BY A COURT OF COMPETENT JURISDICTION TO BE UNENFORCEABLE, THAT PROVISION SHALL BE SEVERED AND THE REMAINDER OF THIS AGREEMENT SHALL CONTINUE IN FULL FORCE AND EFFECT. THE PARTIES AGREE THAT THE STATE AND FEDERAL COURTS LOCATED WITHIN THE FIRST DEPARTMENT (FOR STATE COURTS) AND THE SOUTHERN DISTRICT OF NEW YORK (FOR FEDERAL COURTS) SHALL BE THE VENUE FOR THE INITIATION OF ANY LEGAL PROCEEDINGS BY A PARTY WITH RESPECT TO THIS AGREEMENT.

14. COMPLETE UNDERSTANDING; MODIFICATION. THIS AGREEMENT, AND THE EXHIBIT MENTIONED HEREIN, CONSTITUTE THE FINAL, EXCLUSIVE AND COMPLETE UNDERSTANDING AND AGREEMENT OF THE PARTIES HERETO AND SUPERSEDES ALL PRIOR UNDERSTANDINGS AND AGREEMENTS. ANY WAIVER, MODIFICATION OR AMENDMENT OF ANY PROVISION OF THIS AGREEMENT SHALL BE EFFECTIVE ONLY IF IN WRITING AND SIGNED BY THE PARTIES HERETO.

15. NOTICES. ANY NOTICES REQUIRED OR PERMITTED HEREUNDER SHALL BE GIVEN TO THE APPROPRIATE PARTY AT THE ADDRESS LISTED ON THE FIRST PAGE OF THE AGREEMENT, OR SUCH OTHER ADDRESS AS THE PARTY SHALL SPECIFY IN WRITING PURSUANT TO THIS NOTICE PROVISION. SUCH NOTICE SHALL BE DEEMED GIVEN UPON PERSONAL DELIVERY TO THE APPROPRIATE ADDRESS OR THREE DAYS AFTER THE DATE OF DELIVERY IF SENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED; OR THREE DAYS AFTER THE DATE OF DELIVERY IF SENT BY AN OVERNIGHT DELIVERY SERVICE WITH VERIFIED DELIVERY.

16. COUNTERPARTS. THIS AGREEMENT MAY BE EXECUTED IN ONE OR MORE COUNTERPARTS EACH OF WHICH WILL BE DEEMED AN ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT.

17. Indemnification. The Company shall indemnify and defend the Advisor from any and all third party claims against Advisor and any costs, losses or expenses related thereto, including any reasonable legal fees and expenses, arising out of his services or status as an Advisor hereunder, except to the extent such claims arise out of Advisor's deliberate and material misconduct. The Company shall reimburse the Advisor for any reasonable legal fees and expenses incurred by the Advisor in order to enforce the provisions of this paragraph.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

[Signature page]

Bright Minds Biosciences Ltd.

"Ian McDonald"
Name:  Ian McDonald
Title:  CEO

Adviser

"Arina Zhukova"
Name: Arina Zhukova
Title: Consultant